                           EXHIBIT 3.(i)


                   CERTIFICATE OF INCORPORATION
                                OF
                     HIGH POINT VENTURES, INC.


     The  undersigned,  being  of legal age, in order to form a corporation under and pursuant to the laws of  the  State  of Delaware, does hereby set forth as follows:



     FIRST:    The name of the corporation is

               HIGH POINT VENTURES, INC.

     SECOND:   The address of the initial registered  office and registered agent in this state is c/o United Corporate Services, Inc., 410 South State

Street, in the City of Dover, County of Kent, State of  Delaware  19901 and

the  name  of  the  registered  agent  at  said address is United Corporate

Services, Inc.

     THIRD:    The purpose of the corporation  is  to  engage in any lawful act  or  activity  for  which  corporations  may  be  organized  under  the corporation laws of the State of Delaware.

     FOURTH:   The corporation shall be authorized to issue  the  following shares:

     CLASS          NUMBER OF SHARES    PAR VALUE

     COMMON              15,000,000          $.01

     FIFTH:    The name and address of the incorporator are as follows:

     NAME                     ADDRESS

     Ray A. Barr         9 East 40th Street
                         New York, New York 10016
     SIXTH: The following provisions are inserted for the management of the business  and  for  the conduct of the affairs of the corporation, and  for further  definition,  limitation  and  regulation  of  the  powers  of  the corporation and its directors and stockholders:

          (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

          (2) The Board of Directors shall have power without the assent to vote of the stockholders:

               (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

               (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

          (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

     SEVENTH: No director shall be liable to the corporation  or any of its stockholders  for  monetary  damages  for  breach  of fiduciary duty  as  a director,  except with respect to (1) a breach of the  director's  duty  of loyalty to the  corporation  or its stockholders, (2) acts or omissions not in  good  faith  or  which involve  intentional  misconduct  or  a  knowing violation of law, (3)  liability  under Section 174 of the Delaware General

Corporation Law or (4) a transaction  from  which  the  director derived an improper  personal  benefit,  it  being  the  intention  of  the  foregoing provision to eliminate the liability of the corporation's directors  to the corporation  or its stockholders to the fullest extent permitted by Section

102(b)(7) of the  Delaware General Corporation Law, as amended from time to time. The corporation  shall  indemnify  to the fullest extent permitted by

Sections  102(b)(7) and 145 of the Delaware  General  Corporation  Law,  as

amended from  time  to  time,  each  person  that  such  Sections grant the corporation the power to indemnify.

     EIGHTH: Wherever a compromise or arrangement is proposed  between this corporation  and  its  creditors  or any class of them and/or between  this corporation  and its stockholders or  any  class  of  them,  any  court  of

equitable  jurisdiction   within   the  State  of  Delaware,  may,  on  the

application in a summary way of this  corporation  or  of  any  creditor or stockholder  thereof  or  on  the  application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title

8 of the Delaware Code or on the application  of trustees in dissolution or of  any  receiver  or receivers appointed for this  corporation  under  the provisions of Section  279  Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation,  as  the  case  may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this  corporation,  as  the

case   may   be,  agree  to  any  compromise  or  arrangement  and  to  any reorganization  of  this  corporation  as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which  the  said  application has been made, be binding on all the creditors or class of creditors,  and/or on all the stockholders or class of stockholders of this corporation,  as the case may be, and also on this corporation.

     NINTH:  The corporation reserves the right to amend, alter, change  or refusal any provision contained in this certificate of Incorporation in the manner now or  hereafter  prescribed  by  law,  and  all  rights and powers conferred  herein  on stockholders, directors and officers are  subject  to this reserved power.

     IN WITNESS WHEREOF,  the undersigned hereby executes this document and affirms that the facts set  forth  herein  are  true under the penalties of

perjury this                 day of  , 1987.




                              Ray A. Barr, Incorporator

                     CERTIFICATE OF AMENDMENT
                              OF THE
                   CERTIFICATE OF INCORPORATION
                                OF
                     HIGH POINT VENTURES, INC.

                     Under Section 242 of the
             CORPORATION LAW OF THE STATE OF DELAWARE


     HIGH POINT VENTURES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written unanimous consent filed with the minutes of the board, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     "1. That Article FIRST of the Certificate of Incorporation be amended and, as amended, read as follows:

     'FIRST: The name of the corporation is AVIATION EDUCATION SYSTEMS, INC.'

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

THIRD: Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in"accordance with
Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by Philip Wayne Elkins, its President, and attested by Louis Kelem, its Secretary, this 21st day of August, 1987.


                              HIGH POINT VENTURES, INC.


                              By:
                                 Philip Wayne Elkins, President
ATTEST:


By:
     Louis Kelem, Secretary

                     CERTIFICATE OF AMENDMENT
              OF THE CERTIFICATE OF INCORPORATION OF
                 AVIATION EDUCATION SYSTEMS, INC.


     Aviation Education Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, pursuant to Title 8. Section 242 of the General Corporation Law of be State of Delaware does hereby certify:

     FIRST: That the board of directors of the corporation by written consent filed with the minutes of the board adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation;

     1. That article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

          FOURTH: The corporation shall be authorized to issue the following shares:

          CLASS          NUMBER OF SHARES         PAR VALUE

          COMMON         30,000,000               $.01

     SECOND: That the aforesaid amendment was duly adopted by the directors and shareholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robert W. Lynch, Jr., its President, and attested by Cindy L. Rollins, its Secretary, this 25th lay of November, 1992.

                              AVIATION EDUCATION SYSTEMS, INC.


                              By:
                                   Robert W. Lynch, Jr., President


ATTEST:


By:
     Cindy L. Rollins, Secretary

                     CERTIFICATE OF AMENDMENT
              OF THE CERTIFICATE OF INCORPORATION OF
                 AVIATION EDUCATION SYSTEMS, INC.


     Aviation Education Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, pursuant to Title 8, Section 242 of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the board or directors of the corporation, by written consent filed with the minutes of the board adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

     1. That article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

          FOURTH: The corporation shall be authorized to issue the following shares:

          CLASS          NUMBER OF SHARES         PAR VALUE

          COMMON         400,000,000              $.01

     SECOND: That the aforesaid amendment was duly adopted by the directors and shareholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robert W. Lynch, Jr., its President, and attested by Cindy L. Rollins, its Secretary, this 24th day of June, 1993.

                              AVIATION EDUCATION SYSTEMS, INC.


                              By:
                                   Robert W. Lynch, Jr., President


ATTEST:


By:
     Cindy L. Rollins, Secretary

                     CERTIFICATE OF AMENDMENT

                OF THE CERTIFICATE OF INCORPORATION

                OF AVIATION EDUCATION SYSTEMS, INC.

               Under Section 242 of the Corporation
                   LAW OF THE STATE OF DELAWARE

     AVIATION EDUCATION SYSTEMS, INC. (the "Corporation") a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by written unanimous consent filed with the minutes of the board, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     1. That Article FIRST of the Certificate of Incorporation, as previously amended, be further amended to read as follows:

          "FIRST: The name of the corporation is SETECH, INC."

SECOND:   That the aforesaid amendment was  duly adopted in accordance with the applicable provisions of Section 242 of the General corporation Law of the State of Delaware.

THIRD:    Prompt  notice of the taking of this corporate  action  is  being given to all stockholders who did not consent in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Thomas N. Eisenman, its President, and attested by Cindy L. Rollins, its Secretary, this 9th day of August, 1996.

                              AVIATION EDUCATION SYSTEMS, INC.


                              By:
                                   Thomas N. Eisenman, President

ATTEST:


By:
     Cindy L. Rollins, Secretary